Exhibit 10.186

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT (MACATAWA BANK) DATED AS OF DECEMBER 4, 2018 IN FAVOR OF MIDCAP FUNDING X TRUST, A DELAWARE STATUTORY TRUST, AS ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (MACATAWA BANK) (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

TERM LOAN NOTE AND AGREEMENT

$15,000,000	Date: December 4, 2018

FOR     VALUE     RECEIVED,     the     undersigned,     TWINLAB     CONSOLIDATED HOLDINGS, INC., a Nevada corporation, of 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431 (the "Borrower"), promises to pay to the order of MACATAWA BANK, a Michigan banking corporation, of 10753 Macatawa Dr., Holland, Michigan 49424, for itself and as agent for the benefit of all of its affiliates (individually and collectively, "Lender"), at Lender's address listed above, or at any other place that the holder of this Term Loan Note and Agreement designates in writing, the sum of $15,000,000, together with interest on the principal balance from time to time outstanding, for the period from the date of this Note until the principal balance is paid in full, at the rates and on the dates provided for below.

1.	Definitions. In this Note:

"Affiliate" of a Person means any Person that now or in the future controls, is controlled by, or is under common control with the Person. A Person controls a Person if the Person has, directly or indirectly, the power to direct or cause the direction of the management or policies of the Person.

"Banking Day" means any day, other than a Saturday or Sunday, on which Lender is open for the transaction of substantially all of its banking functions and, with respect to the LIBOR Rate, on which dealings in foreign exchange and currencies may be carried on by Lender in the interbank LIBOR market.

"Capital Lease" means a lease that, in accordance with GAAP, is required to be shown as a liability on Borrower's balance sheet.

"Capitalized Lease Obligation" means, at any time, any obligation of Borrower to pay future rentals under a Capital Lease.

"Claim" means any claim, counterclaim, cross-claim, or third-party claim.

2

"Code" means the Internal Revenue Code of 1986, as now and in the future amended, together with all regulations issued under it.

"Collateral" means any properties or assets of Guarantor in or upon which Lender at any time holds a security interest, mortgage, or other lien to secure any Lender Indebtedness.

"Collateral Document" means the Deposit Account Control Agreement and each security agreement, mortgage, pledge agreement, assignment, guaranty, and every other agreement and document that has been or in the future is, or is required to be, given by any Guarantor to secure any Lender Indebtedness.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Contamination" or "Contaminated" means, when used with reference to any real or personal property, that a Hazardous Substance is present on or in the property in excess of an amount or level then imposed by any Environmental Law.

"CPAs" means independent certified public accountants that are satisfactory to Lender.

"Default Rate" means, from time to time, an annual interest rate equal to 3% plus the Interest Rate.

"Deposit Account Control Agreement" means the deposit account control agreement between Lender and Guarantor, dated as of the date of this Note.

"Dollars" and the sign "$" mean lawful currency of the United States of America.

"Entity Guarantor" means any sole proprietorship, corporation, partnership, limited liability company, trust, business trust, association, or other entity who has guarantied or in the future guaranties payment or performance of all or any portion of the Lender Indebtedness, including, without limitation, 463IP Partners, LLC, a Delaware limited liability company.

"Environmental Law" means, at any time, any applicable federal, state, local or foreign law (including common law), ordinance, rule, regulation, permit, order, or other legally binding requirement that then (1) regulates the quality of air, water, soil, or other environmental media, (2) regulates the generation, management, transportation, treatment, storage, recycling, or disposal of any waste, (3) protects public health, occupational safety and health, natural resources, or the environment, or (4) establishes liability for the investigation, removal, or remediation of, or harm caused by, Contamination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as now and in the future amended, together with all regulations issued under it.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that together with Borrower or any Guarantor is treated as a single employer under Section 414 of the Code.

"ERISA Event" means the occurrence of any of the following: (1) any "reportable event," as defined in Section 4043(c) of ERISA, with respect to any Plan, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived; (2) any nonexempt "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan; (3) the failure of any health and welfare plan to satisfy the non-discrimination requirements of Sections 97, 105, 125 or 129 of the Code or Section 2716 of Title XXVII of the Public Health Service Act; (4) the receipt by Borrower, any Guarantor, or any ERISA Affiliate of any notice of liability under Section 4980H of the Code; (5) the determination by Borrower, any Guarantor, or any ERISA Affiliate of liability under Section 4980D of the Code or receipt by Borrower, any Guarantor, or any ERISA Affiliate of any notice of liability under Section 4980D of the Code; (6) any failure by any Pension Plan to satisfy the minimum funding standards, within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA, applicable to such Pension Plan, whether or not waived; (7) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (8) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan; (9) the failure of Borrower, any Guarantor, or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (10) the incurrence by Borrower, any Guarantor, or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including, without limitation, the imposition of any lien in favor of the PBGC or any Pension Plan; (11) a determination that any Pension Plan is, or is expected to be, in "at risk" status, within the meaning of Section 430 of the Code or Section 303 of ERISA; (12) the receipt by Borrower, any Guarantor, or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (13) the incurrence by Borrower, any Guarantor, or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (14) the receipt by Borrower, any Guarantor, or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower, any Guarantor, or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability, within the meaning of Section 4201 of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, "insolvent," within the meaning of Section 4245 of ERISA, in "reorganization," within the meaning of Section 4241 of ERISA, or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

"Event of Default" means each event specified in Section 9 of this Note.

"Excluded Swap Obligation" means, with respect to any Guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure, for any reason, to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

"Executive Order" means Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

"Foreign Assets Control Regulations" means the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended).

"Future Subsidiary" means any Subsidiary that arises or exists in the future, whether by Borrower's acquisition of such Subsidiary or otherwise.

"GAAP" means generally accepted accounting principles of the United States of America, consistently applied.

"GAAP Exceptions" means typical year-end adjustments and a lack of footnotes otherwise required by GAAP.

"Guarantor" means each Entity Guarantor and each Individual Guarantor. During any time when the Lender Indebtedness is not required to be guarantied, each reference in this Note to "Guarantor," "Entity Guarantor," and "Individual Guarantor" shall be null and void.

"Hazardous Substance" means, at any time, any substance or waste that is then regulated by or subject to any Environmental Law.

"Indebtedness" means, at any time, the sum of all of the following: (1) obligations for borrowed money, (2) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade), (3) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (4) obligations which are evidenced by notes, acceptances, or other instruments, (5) obligations with respect to letters of credit, whether drawn or undrawn, contingent or otherwise, (6) net mark-to-market exposure under Rate Management Agreements, swaps and other financial contracts, (7) off-balance sheet liabilities, (8) Capitalized Lease Obligations, (9) indebtedness attributable to permitted securitization transactions, (10) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on a balance sheet, and (11) all contingent obligations with respect to any of the foregoing indebtedness of others.

"Interest Rate" means One Month LIBOR Rate, plus 1.00%, but in no event will the interest rate be less than 2.50%, until Maturity.

"Lender Indebtedness" means any Indebtedness, of whatever type or nature, that Borrower now or in the future owes to Lender or any Affiliate of Lender, including, without limitation, all indebtedness and obligations under this Note and any Rate Management Obligations, but not including Excluded Swap Obligations.

"Lender Information" means any review, appraisal, audit, survey, inspection, report, or other information that Lender obtains, whether or not Borrower pays for it or Lender furnishes it to Borrower.

"liabilities" means, at any time, all liabilities that GAAP requires to be classified as liabilities on a balance sheet of Borrower.

"LIBOR Rate" means the variable rate per annum equal to the average of interbank offered rates for one month U.S. dollar-denominated deposits in the London market (LIBOR) as published in the money rates section of the Wall Street Journal, or such other independent reporting source selected in the Lender's sole discretion, it being acknowledged that the LIBOR Rate is not necessarily (a) the lowest rate of interest or the only "LIBOR" denominated interest rate then available from Lender, or (b) calculated in the same manner as any other "LIBOR" denominated interest rate offered by Lender. It is further acknowledged that the LIBOR Rate is not necessarily calculated in the same manner as any other "LIBOR" denominated interest rate offered by any other bank. Lender will inform Borrower of the current LIBOR Rate upon request. The LIBOR Rate shall be calculated on the first Banking Day of each month, shall be based upon the LIBOR Rate effective on such Banking Day, and shall be the interest rate of this Note for the entire month. If the LIBOR Rate is unavailable at any time prior to the time the principal of this Note is paid in full, Lender may designate a substitute index rate with notice to Borrower. Borrower acknowledges that Lender may make loans based on other indexes or rates as well. Lender may adjust the LIBOR Rate based upon requirements of any governmental authority or quasi-governmental authority, central bank, or comparable agency related to reserves, assessments, special deposit, or similar requirements applicable to Lender, including, without limitation, requirements arising from or related to Regulation D of the Board of Governors of the Federal Reserve System (or its successor), the Dodd-Frank Act, or rules, guidelines, or directives promulgated by the Bank of International Settlements, Basel Committee on Banking Regulations and Supervisory Practices (or its successor). Lender shall notify Borrower of any such adjustment to the LIBOR Rate (pursuant to an account statement or otherwise), but Lender's failure to do so shall not invalidate or otherwise limit Lender's adjustment of the LIBOR Rate.

"Loan" or "Loans" means any loan that Lender extends to Borrower under this Note.

"Loan Document" means this Note, each note, each renewal, extension, and replacement of each Note, each Collateral Document, any and all Rate Management Agreements, and every other agreement, instrument, and document that has been or in the future is signed or delivered in connection with this Note or in connection with any Lender Indebtedness.

"Material Adverse Effect" means any material adverse effect upon (1) the validity, performance, or enforceability of any Loan Document, (2) the properties, contracts, business operations, prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor, (3) the ability of Borrower or any Guarantor to fulfill any obligation under any Loan Document or (4) the ability of Lender to take possession of, collect, or otherwise realize upon any Collateral or other security for the Lender Indebtedness.

"Maturity" means the date and time when the entire remaining unpaid principal balance of this Note shall be or shall become due and payable for any reason, including acceleration under Section 9.

"Maturity Date" means November 30, 2020.

“MidCap” means MidCap Funding X Trust, a Delaware statutory trust, and its successors and assigns.

"MidCap Credit Agreement" means the Credit and Security Agreement, dated as of January 22, 2015, by and among Borrower, certain subsidiaries of the Borrower, MidCap and the additional lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

"Multiemployer Plan" means a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

"Note" means this Term Loan Note and Agreement, as may in the future be amended, supplemented, or restated, including the schedules attached to this Note.

"OFAC" means the Office of Foreign Assets Control.

"Overdue Rate" means a rate per annum that is equal to the sum of the Interest Rate of this Note, plus 3.00%.

"Owner" means any Person who holds an Ownership Interest in Borrower.

"Owners' Equity" means, at any time, the sum of the following accounts set forth in a balance sheet of Borrower, prepared in accordance with GAAP: (1) the par or stated value of all outstanding Ownership Interests, (2) capital surplus, (3) retained earnings, and (4) Subordinated Indebtedness.

"Ownership Interest" means capital stock, membership interests, partnership interests, or other equity interests.

"PBGC" means the Pension Benefit Guaranty Corporation (or its successor).

"Payment Date" means the 1st day of each month beginning January 1, 2019.

"Pension Plan" means any Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA.

"Permitted Lien" means (1) a security interest, mortgage or other lien in favor of Lender, (2) any security interest, mortgage or other liens in favor of MidCap in connection with the MidCap Credit Agreement, (3) an existing encumbrance described on Schedule A attached to this Note or a future encumbrance approved in writing by Lender, (4) a lien for taxes that are not delinquent or, in a jurisdiction where payment of taxes is abated during the period of any contest, being contested in good faith by appropriate proceedings, if adequate reserves for it have been set aside on the obligated Person's books, (5) an inchoate construction, mechanics', workmen's, repairmen's, or other like lien arising in the ordinary course of business, if the obligation secured is not delinquent, and (6) a purchase money security interest or Capital Lease (i) that is created to secure payment of all or a portion of the purchase price of any tangible asset acquired by Borrower, if the outstanding principal amount of Indebtedness secured by such lien does not at any time exceed the purchase price paid by Borrower for such asset, (ii) that does not encumber any other asset at any time owned by Borrower, and (iii) that comprises the only lien on such asset at any time, other than liens in favor of Lender.

"Person" means an individual, sole proprietorship, corporation, partnership, limited liability company, trust, association, and any other entity.

"Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, which is (now or in the future), or within the prior six years was, maintained or contributed to by Borrower, any Guarantor, or any ERISA Affiliate; provided, however, that "Plan" shall include all Multiemployer Plans, without regard to the preceding six-year limitation applicable to other Plans.

"Prohibited Jurisdiction" means any country or jurisdiction that is the subject of a prohibition order (or any similar order or directive), sanctions, or restrictions promulgated or administered by any governmental authority of the United States of America.

"Prohibited Person" means any Person (1) who is subject to the provisions of the Executive Order, (2) who is owned or controlled by, or acting for or on behalf of, any Person who is subject to the provisions of the Executive Order, (3) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any requirement of law, including the Executive Order, (4) who commits, threatens, or conspires to commit or supports "terrorism" as defined in the Executive Order, (5) who is named as a "specially designated national and blocked person" on the most current list published by the OFAC at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, or (6) who is an Affiliate of or affiliated with a Person listed above.

"Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, commodity prices or equity prices, including, without limitation, any transaction, device, agreement or arrangement (1) that is or is the functional equivalent of a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (2) that is a type of transaction that is similar to any transaction referred to in clause (1) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative of one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions, which transactions may be evidenced by an ISDA Master Agreement between Borrower and Lender or any Affiliate of Lender, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

"Rate Management Obligations" means any and all obligations of Borrower to Lender or any Affiliate of Lender, whether absolute, contingent, or otherwise and howsoever and whensoever (whether now or in the future) created, arising, evidenced, or acquired (including all renewals, extensions, and modifications of and substitutions for the foregoing), under or in connection with (i) any and all Rate Management Agreements, or (ii) any and all cancellations, buy-backs, reversals, terminations, or assignments of any Rate Management Agreement.

"Subordinated Indebtedness" means, at any time, all Indebtedness that Borrower owes to any Person or Persons to the extent that its repayment is subordinated to payment of the Lender Indebtedness in form and manner satisfactory to Lender.

"Subsidiary" means a Person whose Ownership Interests having ordinary voting power (other than Ownership Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors, managers, or other governing body of such Person are owned, directly or indirectly, by Borrower.

"Swap Obligation" means any Rate Management Obligation that constitutes a "swap" within the meaning of Section 1a (47) of the Commodity Exchange Act.

"Trading With the Enemy Act" means 50 U.S.C. App. 1 et seq.

"Unmatured Event of Default" means an event, condition, or circumstance that, with the lapse of time or the giving of notice to Borrower, or both, would be an Event of Default.

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107- 56).

2.     Payments. Borrower shall pay the accrued interest on the principal balance of the Note on each Payment Date until November 30, 2020, at which time all accrued interest and the principal balance of this Note shall be paid in full.

3.     Interest Rates. Until Maturity, the unpaid principal balance of this Note shall bear interest at the Interest Rate. After Maturity or upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of this Note shall bear interest at the Overdue Rate.

4.     Method of Calculating Interest. Interest on this Note and other amounts that are due under this Note shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day of the Interest Period but excluding the last day of the Interest Period. If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess interest paid by Borrower to Lender over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

5.     Prepayments. Except as otherwise provided in any applicable Rate Management Agreement, Borrower may from time to time prepay the principal of this Note in whole or in part without premium or penalty. Borrower may not reborrow amounts that it prepays.

6.     Late Payments; Fees. If Borrower fails to pay when due all or any portion of the regularly scheduled, monthly payment of principal or interest under this Note is not paid within ten (10) Banking Days after it was due, then Borrower must pay to Lender a late charge in an amount equal to three percent (3%) of the amount past due as of the date the payment was due. This late charge is in addition to Lender's other rights and remedies for default in payment of an installment of principal or interest when due. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.

7.     Security. This Note and all obligations of Borrower under it are secured by the Collateral Documents.

8.     Warranties and Representations. Borrower represents and warrants to Lender as follows:

(a)     Borrower is duly organized, validly existing, and in good standing under the laws of the State of Nevada. Borrower is duly qualified and authorized to do business, and is in good standing as a foreign entity, in each jurisdiction in which the failure to be so qualified or authorized to do business could reasonably be expected to have a Material Adverse Effect.

(b)     Borrower has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as contemplated that Borrower's business will be conducted in the future. Borrower is in compliance with all laws, rules, and regulations that apply to it, its operations, and its properties, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

(c)     All financial statements of Borrower which have been delivered to Lender have been prepared in accordance with Income Tax Basis Accounting and present fairly the Income Tax Basis financial position of Borrower as of those dates and the results of Borrower's operations for those periods. Since the date of the most recent of those financial statements, no change has occurred in Borrower's financial condition or operations that could have a Material Adverse Effect.

(d)     Neither this Note nor any financial statement that Section 8(c) above refers to nor any other written statement that Borrower has furnished to Lender in connection with the negotiation of any Loan contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note, the financial statement, or other written statement not misleading. There is not any fact that Borrower has not disclosed to Lender in writing that has or, to the best of Borrower's knowledge, in the future could reasonably be expected to have, a Material Adverse Effect.

(e)     There is no proceeding pending, or, to the best of Borrower's knowledge, threatened, before any court, governmental authority or arbitration board or tribunal, against or affecting Borrower that, if determined adversely to Borrower, could have a Material Adverse Effect. Borrower is not in default with respect to any order, judgment or decree of any court, governmental authority, or arbitration board or tribunal.

(f)     Borrower has good and marketable title to all of the assets that they purport to own, including, as applicable, the assets that the financial statements referred to in Section 8(c) of this Note describe, free and clear from all liens, encumbrances, security interests, claims, charges, and restrictions, except Permitted Liens.

(g)     Borrower owns, licenses, or otherwise controls all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights, if any, that are necessary for the present and planned future conduct of its business, without any conflict with the rights of any other Person.

(h)     Borrower has full power and authority to sign, deliver, and perform the Loan Documents to which it is a party; the execution, delivery and performance of the Loan Documents (1) have been duly authorized by appropriate action of Borrower, (2) will not violate the provisions of its organizational documents or of any law, rule, judgment, order, agreement, or instrument to which Borrower is a party or by which it is bound, and (3) do not require any approval or consent of any public authority or other third party; such Loan Documents have been properly signed and delivered by, and are the valid and binding obligations of, Borrower and are generally enforceable in accordance with their terms.

(i)     Borrower has filed each tax return that it is required to file in any jurisdiction, and each has paid each tax, assessment, fee, and other governmental charge upon it or upon its assets, income, or franchises before the time when its nonpayment could give rise to a penalty or interest. Borrower does not know of any proposed additional tax assessment against it.

(j)     Borrower is not, and no Person that has "control" of Borrower is, an "executive officer," "director," or "person who directly or indirectly, or in concert with one or more persons owns, controls or has the power to vote more than 10 percent of any class of voting securities" (within the meaning of 12 U.S.C. §375(b) and regulations issued under that section), of Lender or any subsidiary of Lender.

(k)     All of Borrower's real and personal property, and all operations and activities on it, are in compliance with all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect; none of Borrower's or any Guarantor's real or personal property is or will be (1) Contaminated or the site of the disposal or release of any Hazardous Substance, (2) the source of any Contamination of any adjacent property or of any groundwater or surface water, or (3) the source of any air emissions in excess of any legal limit that is now or in the future in effect, the effect of which could reasonably be expected to have a Material Adverse Effect; and Borrower has not received notice of any Claim with respect to potential liability under any Environmental Laws or knows of any basis for such liability.

(l)     Immediately after the consummation of the transactions to occur on the date of this Note: (1) the fair value of Borrowers’ assets, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent, or otherwise; (2) the present fair saleable value of Borrowers’ property will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, or otherwise, as such debts and other liabilities become absolute and matured; (3) Borrowers will be able to pay their debts and liabilities, subordinated, contingent, or otherwise, as such debts and liabilities become absolute and matured; and (4) Borrowers will not have unreasonably small capital with which to conduct their businesses as now conducted and as contemplated that they will be conducted in the future.

(m)     There are no strikes, lockouts, or slowdowns against Borrower pending or, to the best of Borrower's knowledge, threatened. The hours worked by and payments made to employees of Borrower, and their respective Affiliates have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Borrower, or its/their respective Affiliates, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower or the Affiliate(s), as applicable.

(n)     (1) Neither Borrower nor any Affiliate over which Borrower exercises control is a Prohibited Person, and each such Affiliate is in compliance with all applicable orders, rules, regulations, and recommendations of the OFAC; (2) neither Borrower nor any Affiliate over which Borrower exercises control, or its members, shareholders or partners: (i) is subject to United States of America or multilateral economic or trade sanctions adopted by the United States of America and currently in force, (ii) is owned or controlled by, or acts on behalf of, any governments or Persons who are subject to United States of America or multilateral economic or trade sanctions adopted by the United States of America and currently in force, (iii) is a Prohibited Person or is otherwise named, identified, or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including, without limitation, lists published or maintained by the OFAC, United States Department of Commerce, or the United States Department of State; (3) none of the Collateral is traded or used, directly or indirectly by a Prohibited Person or organized in a Prohibited Jurisdiction; (4) to the extent applicable to them, Borrower and its Affiliates have established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including the USA PATRIOT Act; (5) none of Borrower's, or any of its Affiliates', funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any Person subject to trade restrictions under the laws of the United States of America, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading With the Enemy Act, any of the Foreign Assets Control Regulations, or any enabling legislation or regulations promulgated thereunder or executive order relating thereto, including, without limitation (i) the Executive Order, and (ii) the USA PATRIOT Act, with the result that an investment in Borrower or any of its Affiliates (whether directly or indirectly), is prohibited by law or any Loan made by Lender is in violation of law. No such Person has any interest of any nature whatsoever in Borrower or any Affiliate over which Borrower exercises control, with the result that an investment in Borrower or any such Affiliate (whether directly or indirectly) is prohibited by law or any Loan made by Lender is in violation of law; (6) no funds of Borrower or any Affiliate over which Borrower exercises control have been derived from any unlawful activity with the result that an investment in Borrower or any such Affiliate (whether directly or indirectly) is prohibited by law or any Loan made by Lender is in violation of law; and (7) neither Borrower nor any Affiliate over which Borrower exercises control (i) is a "blocked person" as described in the Executive Order, the Trading With the Enemy Act, or the Foreign Assets Control Regulations, or (ii) engages in any dealings or transactions, or is otherwise associated, with any such "blocked person." For the purposes of determining whether a representation with respect to any indirect ownership is true under this Section 8, neither Borrower nor any Affiliate over which Borrower exercises control will be required to make any investigation into (a) ownership of publicly traded stock or other publicly traded securities, or (b) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.

9.     Default and Acceleration. Each of the following is an "Event of Default" under this Note:

(a)     If Borrower defaults in the payment of the principal or interest of any Loan or if Borrower or any Guarantor defaults in the payment of principal or interest of any other Lender Indebtedness, within five days of the date when due, whether by acceleration or otherwise.

(b)     If Borrower fails to perform any of its other obligations under, or to comply with any of the terms, conditions, and covenants that are contained in, this Agreement, any Rate Management Agreement, or any other Loan Document or other agreement, document, or instrument that Borrower has given or in the future gives to Lender to secure any Lender Indebtedness, or if there occurs any other event of default, whether by Borrower, any Guarantor, or any third party (other than Lender and its Affiliates), as defined in any Loan Document or in any other agreement, document, or instrument that has been given or in the future is given to Lender to secure any Lender Indebtedness, and such failure or default continues for a period of 20 days after notice from Lender, except that such notice shall not be required, and Borrower shall have no cure rights, with respect of any default under any Section of this Note or any default that is not capable of being cured.

(c)     If Borrower defaults in the payment of any Indebtedness that Borrower at any time owes to any other Person or Persons aggregating more than $500,000.00 and the Person or Persons holding such Indebtedness elects to accelerate such Indebtedness before its stated maturity as a result of such default.

(d)     If any statement, warranty, or representation that Borrower makes in this Note or any statement, warranty, or representation that Borrower has made or in the future makes in any other Loan Document, certificate, report, or other document, instrument, or agreement that is delivered under this Note or in connection with any Lender Indebtedness is false or inaccurate in any material respect when made.

(e)     If any Collateral Document for any reason fails to create a valid and perfected first priority security interest or mortgage lien on any Collateral, except as permitted by the terms of such Collateral Document; if any Collateral Document fails to remain in full force and effect; or if any action is taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, including, without limitation, if any guaranty that now or in the future secures payment of all or any part of the Lender Indebtedness is terminated or limited for any reason without the written consent of Lender.

(f)     Intentionally deleted.

(g)     If an ERISA Event occurs and such event or condition could, in Lender's sole judgment, reasonably be expected to result in a Material Adverse Effect.

(h)     If Borrower or any Guarantor (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) is generally unable to pay its debts as they become due, (iii) makes a general assignment for the benefit of its creditors, (iv) starts a voluntary case under the federal Bankruptcy Code (as now or in the future in effect),

(v)     files a petition that seeks to take advantage of any other law that provides for the relief of debtors, (vi) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition that is filed against Borrower or the Guarantor in any involuntary case under the Bankruptcy Code, or (vii) takes any action for the purpose of effecting any of the foregoing.

(i)     If a proceeding or case is started in any court of competent jurisdiction and is not dismissed within 60 days, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of Borrower or any Guarantor or its assets or the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or any Guarantor or of all or any substantial part of its assets or (ii) similar relief in respect of Borrower or any Guarantor under any law that provides for the relief of debtors; or if an order for relief against Borrower or any Guarantor is entered in an involuntary case under the Bankruptcy Code.

If an Event of Default that is described in Subsections 9(a) through 9(g) above occurs, then, at the option of Lender, all or any part of the unpaid principal balance of and accrued interest on all Lender Indebtedness will become immediately due and payable, without presentment, demand, or notice of any kind, all of which Borrower waives.

If an Event of Default that is described in Subsection 9(h) or 9(i) above occurs, then the entire unpaid principal balance of and accrued interest on all outstanding Lender Indebtedness will automatically and immediately become due and payable, without presentment, demand, or notice of any kind, all of which Borrower waives.

If an Event of Default occurs, in addition to acceleration and all other remedies which may be available, whether at law, in equity or otherwise, Lender may immediately exercise any one or any combination of the rights and remedies provided in this Note or in any Collateral Document or as provided at law or in equity, including but not limited to the appointment of a receiver.

10.     Place and Application of Payments. Each payment upon this Note shall be made at Lender's address set forth in this Note or at any other place that the holder of this Note directs in writing. Any payment upon this Note shall be applied to any expenses (including but not limited to expenses of collection) that are then due and payable to Lender under this Note, to late charges that are due and payable, to any accrued and unpaid interest under this Note and to the unpaid principal balance, in Lender's discretion. If Borrower at any time owes Lender any indebtedness or obligation in addition to the indebtedness that this Note evidences, and if any indebtedness that Borrower owes to Lender is then in default, then Borrower shall not have, and waives, any right to direct or designate the particular indebtedness or obligation upon which any payment made by, or collected from, Borrower shall be applied. Lender shall determine in its sole discretion the manner of application of the payment, as between or among such indebtedness and obligations.

11.	Affirmative Covenants. Borrower agrees as follows:

(a)     Furnish to Lender, beginning with its fiscal year ending December 31, 2018, a company prepared 10-K financial report, within five (5) days of filing with the United States Securities and Exchange Commission.

(b)     Furnish to Lender, beginning with its fiscal quarter ending March 31, 2019, a company prepared 10-Q financial report, within five (5) days of filing with the United States Securities and Exchange Commission.

(c)     (1) Promptly inform Lender of any occurrence that is an Event of Default that has had, or could reasonably be expected to have, a Material Adverse Effect and (2) grant to Lender or its representatives the right to examine its and its Affiliates' books and records at any reasonable time or times but not more than once annually at Lender's expense.

(d)     (1) Maintain or cause to be maintained insurance, including, without limitation, "special form" (f/k/a "all risk") property insurance, flood insurance (if required), workers' compensation insurance, and commercial general liability coverage with responsible insurance companies on its properties; and (2) furnish to Lender upon its request the details with respect to that insurance and satisfactory evidence of that insurance coverage. Each insurance policy that this Section 11(d) requires shall be written or endorsed in a manner that makes losses, if any, payable to Borrower and Lender or Guarantor and Lender, as applicable, as their respective interests appear and shall include, as applicable, an additional insured endorsement or a standard mortgage clause or standard lender's loss payable endorsement in favor of Lender in form and substance satisfactory to Lender.

(e)     Pay and discharge or cause to be paid and discharged, before they become delinquent and subject to penalty for late payment, all taxes and assessments of whatever nature that are levied or assessed against it or any of its properties, unless and to the extent only that (1) in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments are being contested in good faith by appropriate proceedings, and (2) Borrower shall have set aside on its books adequate reserves with respect to those taxes and assessments.

(f)     Maintain its existence in good standing in its current jurisdiction of organization and its qualification in good standing in every other jurisdiction in which the failure to be qualified or authorized to do business could reasonably be expected to have a Material Adverse Effect; continue to conduct and operate its business substantially as presently conducted and operated; and comply with all governmental laws, rules, regulations, and orders that apply to it, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

(g)     Act prudently and in accordance with customary industry standards in managing and operating its assets, properties, business, and investments; and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

(h)     Comply with all applicable federal, state and local laws, ordinances, and rules and regulations concerning wage payments, minimum wages, overtime laws, and payment of withholding taxes, and deliver to Lender such reports and information, in a form reasonably satisfactory to Lender, as Lender may reasonably request from time to time to establish compliance with such laws.

(i)	Intentionally deleted.

(j)	Intentionally deleted.

(k)     (1) Comply in all material respects with the requirements of ERISA, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; (2) within 30 days after it is filed, furnish to Lender a copy of each annual report and annual return, with all schedules and attachments, that ERISA requires Borrower to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each Plan for each Plan year; (3) notify Lender immediately of any fact or circumstance, including, without limitation, any "reportable event" (as defined in Title IV of ERISA), that might be grounds for termination of a Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if Lender requests it, as to the reason the fact or circumstance has occurred and the action, if any, that Borrower proposes to take to avoid termination of the Plan; and (4) furnish to Lender, upon its request, any additional information concerning any Plan that Lender reasonably requests.

(l)     Notify Lender in writing within 10 days after Borrower, any Affiliate, or any Guarantor receives any notice of the beginning of (1) any proceeding or investigation by a federal or state environmental agency against Borrower, the Affiliate, or the Guarantor regarding compliance with Environmental Laws, or (2) any other judicial or administrative proceeding or litigation by or against Borrower, any Affiliate, or any Guarantor that, if adversely decided, could reasonably be expected to have a Material Adverse Effect.

(m)     Sign and deliver, or cause to be signed and delivered, any and all other agreements, instruments, assurances, or other documentation, and take, or caused to be taken, all other action, as Lender deems necessary in its reasonable discretion from time to time to give full effect to the Loan Documents and the transactions contemplated by this Note.

12.     Negative Covenants. From the date of this Note and until all Lender Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower, Borrower shall not, without the prior written consent of Lender, which shall not be unreasonably withheld:

(a)	Intentionally deleted.

(b)	Intentionally deleted.

(c)	Intentionally deleted.

(d)	Intentionally deleted.

(e)     Enter into any merger, consolidation, reorganization, or recapitalization, or purchase or otherwise acquire all, or substantially all, of the assets, obligations, or any Ownership Interests of any Person, other than a reorganization, recapitalization, purchase or acquisition of Borrower's Ownership Interests on terms and conditions that are satisfactory to Lender in its reasonable discretion; or amend, modify, or waive any of its rights under its charter documents, to the extent any such amendment, modification, or waiver could be adverse to Lender.

(f)	Intentionally deleted.

(g)	Intentionally deleted.

(h)	Intentionally deleted.

(i)	Intentionally deleted.

(j)	Intentionally deleted.

(k)     Engage, directly or indirectly, in any line of business other than a line of business in which Borrower is presently engaged or a line of business related to it.

(l)	Engage in any activity that would violate any applicable laws.

(m)	Intentionally deleted.

(n)     Change its name, fiscal year, or method of accounting, except as GAAP requires; provided, however, that Borrower may change its name if Borrower gives Lender 60 days' prior written notice of the name change.

(o)	Intentionally deleted.

(p)	Intentionally deleted.

13.     Application of Proceeds. Borrower shall use the proceeds of the Term Loan to (a) reduce outstanding payables, (b) purchase inventory, and/or (c) fund other working capital needs of Borrower.

14.     Remedies. Lender shall have all rights and remedies provided by law and by agreement of Borrower. Lender shall have the right at any time to set off any indebtedness that Lender then owes to Borrower against any Lender Indebtedness that is then due and payable. Lender shall also have all rights and remedies set forth in each other Loan Document.

15.     Fees and Expenses. Upon signing this Note, Borrower shall pay Lender a commitment fee of $2,500. Borrower shall also pay, or reimburse Lender for, all reasonable expenses incurred by Lender (including, but not limited to, search fees and fees and expenses of legal counsel, other professional advisers and consultants and experts) in connection with (1) the negotiation, preparation and execution of this Note and the other Loan Documents, each amendment to, or waiver of any provision of, this Note and the other Loan Documents, and each refinancing or restructuring of this Note, (2) the administration of this Note and the other Loan Documents, including, without limitation, making filings and recordings in public offices to perfect or give notice of liens in favor of Lender and obtaining financing statement searches, tax lien searches, inspections, audits and assessments, (3) obtaining advice of counsel or other professional advisers, consultants and experts regarding any aspect of this Note and the other Loan Documents, (4) the enforcement of any provision of this Note or the other Loan Documents and (5) the collection of any amount at any time owing to Lender by Borrower under this Note or the other Loan Documents.

16.     Relationship. The relationship between Borrower and Lender under this Note is solely that of debtor and creditor. Lender does not have any fiduciary responsibilities to Borrower. Lender does not and shall not have any responsibility to review, or to inform Borrower of any matter in connection with, any aspect of Borrower's business, operations or properties, any Collateral, or any other security for the Lender Indebtedness. Borrower shall rely entirely upon its own judgment with respect to each such matter.

17.     Environmental Compliance. Borrower represents and warrants to Lender, and agrees, that: (1) none of Borrower's real or personal property is, and Borrower will not permit it to become, contaminated by any substance that is now or in the future regulated by or subject to any present or future law or regulation that establishes liability for the removal or clean-up of, or damage caused by, any environmental contamination; (2) Borrower's operations, activities, and real and personal properties are, and Borrower shall cause them to continue to be, in compliance with each such law and regulation; (3) at any time Lender may, but shall not be obligated to, conduct or obtain an environmental investigation or audit of any or all of Borrower's properties, and, if obtained while an Event of Default exists, Borrower shall reimburse Lender for all reasonable costs and expenses that Lender incurs in connection with the investigation or audit, and

(4) Borrower shall indemnify and hold harmless Lender with respect to all claims, damages, losses, liabilities, and expenses (including reasonable attorney fees) asserted against or incurred by Lender by reason of any failure to comply with, or any inaccuracy in, any of the agreements, representations, and warranties contained in this paragraph.

18.     Waivers. No delay by Lender in the exercise of any right or remedy shall be a waiver of that right or remedy. No single or partial exercise by Lender of any right or remedy shall preclude any other or future exercise of that or any other right or remedy. No waiver by Lender of any default or of any provision of this Note or the other Loan Documents shall be effective unless it is in writing and signed by Lender. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion. Borrower waives demand for payment, presentment, notice of dishonor, and protest of this Note and consents to any extension or postponement of time of its payment.

19.     Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Michigan, without giving effect to principles of conflict of laws. Borrower irrevocably agrees and consents that Lender may bring an action against Borrower for collection or enforcement of this Note in a state or federal court that is located in, or whose district includes, Ottawa County, Michigan, and that court shall have personal jurisdiction over Borrower for purposes of the action. Borrower waives any objection that any such court is not a convenient forum. In any litigation between the parties involving this Note or any of the Loan Documents, the prevailing party shall be awarded its costs and expenses, including reasonable attorney fees.

20.     Complete Agreement. This Note and the Loan Documents contain the entire agreement between Borrower and Lender with respect to the subject matter of this Note. There are no promises, terms, conditions, or obligations with respect to such subject matter other than those contained in this Note and the Loan Documents. This Note may not be modified except by a writing signed by the party to be charged.

21.     Notices. Any notice or other communication that this Note requires or permits shall be in writing and shall be served either personally or sent by certified United States mail, with postage fully prepaid, or by a nationally-recognized overnight courier service, addressed to Borrower at its address set forth on Page 1 of this Note and to Lender at its address set forth on Page 1 of this Note, or to any other place that a party designates by like written notice served upon the other party. Notice shall be effective upon receipt, if served personally, three Banking Days after mailing, if served by mail, or one Banking Day after delivery to a courier service, if served by courier service.

22.     Other. This Note shall be binding upon and shall inure to the benefit of Lender and Borrower and their successors and assigns; provided, however, that Borrower may not assign its rights in or interests under this Note without Lender's prior written consent, which consent shall not be unreasonably withheld. There are no third party beneficiaries of this Note or any other Loan Document. Borrower and Lender have participated jointly in the negotiation of this Note. In the event any ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note or the other Loan Documents. The paragraph headings in this Note are included only for convenience of reference and shall not have an effect on the interpretation of a provision of this Note. If any provision of this Note is invalid, illegal, or unenforceable in any respect, then the validity, legality, and enforceability of the remaining provisions of this Note shall not be affected, impaired, prejudiced, or disturbed. This Note may be executed in one or more counterparts.

23.     Disclosure. Lender provides the following notice to Borrower as required by Section 326 of the USA Patriot Act of 2001 (31 USC Section 5318):

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. This means that when you open an account, Lender will ask your name, address and other information that will allow Lender to identify you. Lender may also ask to see your organizational documents or other identifying documents.

EACH OF BORROWER AND LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING A CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS NOTE OR THE LOAN, INCLUDING A CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH THE ACCELERATION OF THE LOAN OR ENFORCEMENT OF THIS NOTE.

[Signatures Follow]

TWINLAB     CONSOLIDATED     HOLDINGS,

INC., a Nevada corporation

By /s/ Carla Goffstein

 Carla Goffstein

 Its Chief Financial Officer and Treasurer

MACATAWA     BANK,     a     Michigan     banking

corporation

By /s/Andrew E. Schmidt/

Andrew E. Schmidt

Its Vice President

SCHEDULE A

PERMITTED LIENS/ENCUMBRANCES AND

EXISTING NON-LENDER INDEBTEDNESS

Permitted Liens:

All liens disclosed in the UCC Lien Search results from the State of Michigan for Twinlab Consolidated Holdings, Inc., with a certification date of November 14, 2018.

There were no UCC Liens disclosed in the UCC Lien Search from the State of Delaware for 463IP Partners, LLC, with a certification date of November 9, 2018.

Non-Lender Indebtedness:

Creditor	Description of Indebtedness	Unpaid Principal	Collateral

Lender has agreed to allow all non-lender indebtedness.